EXHIBIT 10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is entered into effective as of January 19, 2007 (“Effective Date”), and is entered into by and between Sylmar Cascades Properties, L.P., a California limited partnership, successor-in-interest to Balboa Cascades LLC, a Delaware limited liability company, successor-in-interest to The Prudential Insurance Company of America, a New Jersey corporation, (“Landlord”) and Mason Electric Co., a Delaware corporation (“Tenant”).

RECITALS

A.         Tenant and Landlord’s predecessor-in-interest have previously entered into that certain Lease dated as of August 6, 2003, as amended by First Amendment to Lease dated as of July 29, 2004 (collectively the “Lease”) whereby Landlord leased to Tenant certain Premises in that building having a street address of 13955 Balboa Boulevard, Sylmar, California as more specifically set forth in the Lease.

B.        The parties have agreed to relocate seven (7) of Tenant’s exclusive parking spaces.

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.        Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

2.        Parking. Tenant hereby releases any and all right and interest Tenant may have to use the seven (7) parking spaces (“Released Spaces”) identified on Exhibit A attached hereto and by this reference incorporated herein, and is hereby granted the exclusive right to the seven (7) parking spaces directly across from such Released Spaces, as more particularly identified on Exhibit A as the “New Parking Spaces.”

3.        Amendment to Lease. This Second Amendment represents the entire agreement between Landlord and Tenant regarding the subject matter contained in this Second Amendment and there are no other terms, obligations, covenants, representations, statements or conditions oral or otherwise of any kind whatsoever between the parties regarding the subject matter contained in this Second Amendment except as set forth in this Second Amendment. No amendment or modification to the Lease as amended by this Second Amendment shall be effective unless it is in writing and executed by both Landlord and Tenant. Except as expressly modified by the terms of this Second Amendment, the Lease remains unchanged and in full force and effect.

4.        Conflict. In the event of any conflict between this Second Amendment and the Lease, the terms of this Second Amendment shall control.

5.        Counterparts. This Second Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date first above written.

Landlord:	SYLMAR CASCADES PROPERTIES, L.P., a California limited partnership

	By:	COGA Investments, Inc., a California corporation
	Its:	General Partner

		By:	/s/ PHILIP COHANIM
		Name:	Philip Cohanim, President

Tenant:	Mason Electric Co., a Delaware corporation

	By:	/s/ ROYA HADAEGH
	Name:	Roya Hadaegh
	Its:	Director of Finance

EXHIBIT A

N
Fabrication Area
Assembly Area
Office Area
Released Parking Spaces
New Parking Spaces
BALBOA
BLVD